Exhibit 1.12

	Mailing Address:	Location:
Ministry of Finance BC Registry Services	PO BOX 9431 Stn Prov Govt. Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	2nd Floor — 940 Blanshard St. Victoria BC 250 356-8626

Notice of Articles
BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: June 10, 2008 12:01 AM Pacific Time
   Incorporation Number:      BC0827292
Recognition Date and Time: June 10, 2008 12:01 AM Pacific Time as a result of an Amalgamation
NOTICE OF ARTICLES

Name of Company:
AURORA PLATINUM EXPLORATION INC.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
STE 1700 PARK PLACE 666 BURRARD ST VANCOUVER BC V6C 2X8 CANADA	STE 1700 PARK PLACE 666 BURRARD ST VANCOUVER BC V6C 2X8 CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
STE 1700 PARK PLACE 666 BURRARD ST VANCOUVER BC V6C 2X8 CANADA	STE 1700 PARK PLACE 666 BURRARD ST VANCOUVER BC V6C 2X8 CANADA

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DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
SCHARA , WILLIAM

Mailing Address:	Delivery Address:
141 ADELAIDE STREET WEST STE 420 TORONTO ON M5H 3L5	141 ADELAIDE STREET WEST STE 420 TORONTO ON M5H 3L5
CANADA	CANADA

Last Name, First Name, Middle Name:
ZIV-AV, TALYA

Mailing Address:	Delivery Address:
141 ADELAIDE STREET WEST STE 420 TORONTO ON M5H 3L5	141 ADELAIDE STREET WEST STE 420 TORONTO ON M5H 3L5
CANADA	CANADA
AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value

Without Special Rights or
Restrictions attached

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